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                                                               Rule 424(b)(3)
                                                  Registration No. 333-112274


          Addendum to Prospectus Supplement Dated February 26, 2004

                                                  Dated:  August 1, 2005

                               STATE OF ISRAEL
                                $1,850,000,000
                             THIRD JUBILEE ISSUE
                          DOLLAR BONDS (FIXED RATE)
                          -------------------------

The interest rate of each State of Israel Third Jubilee Issue Dollar Bond to be sold during the Sales Period commencing on August 1, 2005 and terminating on August 14, 2005 is:


     Series A (Five Years): 4.15%              Series B (Ten Years): 4.55%


To ensure purchase of a Bond at such interest rate, all supporting documentation must be received in a form acceptable to Israel and the full purchase price must be accepted by Israel by August 9, 2005.